EXHIBIT 99.1

Merit Medical Names Martha Aronson as New President and Chief Executive Officer

Fred Lampropoulos will continue to serve as Chairman of Merit’s Board of Directors

Merit announces preliminary unaudited revenue for the quarter ended June 30, 2025

SOUTH JORDAN, Utah, July 7, 2025 (GLOBE NEWSWIRE) – Merit Medical Systems, Inc. (NASDAQ: MMSI), a global leader of healthcare technology, announced today the appointment of Martha Aronson as Merit’s new President and Chief Executive Officer, effective October 3, 2025. Fred P. Lampropoulos will remain as Chairman of the Board, President and CEO of Merit through October 3, 2025. Upon Ms. Aronson’s appointment, Mr. Lampropoulos will continue to serve as Chairman of the Board.

“I am pleased to welcome Martha to Merit,” said Mr. Lampropoulos. “I believe the company has never been in a stronger position. Martha is uniquely qualified to lead Merit into the future and drive its continued success. Her keen intellect and proven track record of empowering global teams through collaborative excellence, consistent with “The Merit Way,” makes her the ideal leader for Merit’s next stage of growth. Since our founding in 1987, we have achieved significant milestones, including strong returns delivered to shareholders since our IPO on May 10, 1990. I am incredibly proud of these achievements. With Martha’s experience and capability, I look forward to supporting her vision while she charts Merit's course forward.”

Ms. Aronson has extensive experience in global healthcare. Her business management experience includes overseeing global healthcare businesses ranging in size from $500 million to $1 billion. She was the Executive Vice President and President of Global Healthcare for Ecolab, Inc. and previously served as the Senior Vice President and President – North America for Hill-Rom Holdings, Inc. Prior to that, she spent nearly 20 years at Medtronic in various general management and leadership roles, both in the United States and internationally. Aronson guided and advised companies as a board director, most recently serving as a director, and formerly as Chair of the Board, for CONMED Corporation. She also served as a director of Methode Electronics, Inc., Clinical Innovations, LLC, Cardiovascular Systems, Inc., Beta Bionics, Inc., Hutchinson Technology, Inc., Bright Uro, and OmCare.

She holds a Bachelor of Arts in Economics from Wellesley College where she graduated magna cum laude and Phi Beta Kappa. She was named All-American in Division III tennis and Academic All-American while at Wellesley. She also earned a Master of Business Administration from Harvard Business School.

“I am excited to join Merit and truly honored to take on this role,” said Aronson. Fred has built and grown an extraordinary company over the past four decades, starting with one single idea and building it into the incredibly successful global company that it is today. Working with the talented team at Merit, I look forward to building upon his remarkable legacy and leading the company into a future of continued excellence and innovation.”

“The Board is delighted to welcome Martha to Merit,” said Dr. F. Ann Millner, Lead Independent Director. “Through a meticulous selection process, we identified her as an exceptional fit for our organization. With her extensive global expertise and profound understanding of our industry, we are confident she will lead Merit into a successful new chapter.”

Dr. Millner added, “On behalf of Merit’s Board of Directors, we extend our deepest appreciation to Fred Lampropoulos for his 38 years of leadership and dedication to Merit. Fred is a visionary leader committed to medical innovation, employee well-being, and community involvement. His foundation of The Merit Way will continue to inspire and guide the company for years to come. Equally admirable is Fred’s philanthropic work, reflecting his deep dedication to the well-being of others. As Merit’s founder, he has advanced patient care and significantly improved health outcomes worldwide. Fred’s genuine leadership reaches beyond the workplace and has touched communities around the globe.”

Second Quarter 2025 Preliminary Revenue Results

Merit also announced preliminary unaudited revenue in the range of approximately $380 to $384 million for the quarter ended June 30, 2025, a projected increase of approximately 12% to 14% compared to revenue reported for the quarter ended June 30, 2024. Preliminary constant currency revenue for the quarter ended June 30, 2025, increased in the range of approximately 11% to 13% compared to the prior year period. Constant currency revenue is a non-GAAP financial measure. A reconciliation of this financial measure to its most directly comparable GAAP financial m5easure is included under the heading “Non-GAAP Financial Measure” below.

As previously announced on July 3, 2025, Merit plans to release its financial results for the quarter ended June 30, 2025, after the close of the stock market on Wednesday, July 30, 2025. Merit plans to hold its investor conference call on the same day (Wednesday, July 30, 2025) at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific). To access the conference call, please pre-register using the following link. Registrants will receive confirmation with dial-in details. A live webcast and slide deck can be accessed using this link. A link to both register for the conference call and view the webcast will be made available at www.merit.com.

Non-GAAP Financial Measure

Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that the non-GAAP financial measure of constant currency revenue referenced in this release may provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations.

Merit’s management team uses this non-GAAP financial measure to evaluate Merit’s financial performance generally, to compare operating and financial results to prior periods, to evaluate changes in the results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider this non-GAAP measure in isolation or as an alternative to measures determined in accordance with GAAP.

Readers should consider the non-GAAP measure used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. This non-GAAP financial measure generally excludes some, but not all, items that may affect Merit’s revenue. In addition, it is subject to inherent limitations as it reflects the exercise of judgment by management about which items are excluded. The non-GAAP financial measure used in this release may not be comparable with similarly titled measures of other companies. Merit urges readers to review the reconciliation of the non-GAAP financial measure to its most directly comparable GAAP financial measure included herein, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Revenue

Merit’s constant currency revenue is prepared by converting the current-period preliminary unaudited revenue of subsidiaries whose functional currency is a currency other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period and adjusting for the effects of hedging transactions on preliminary unaudited revenue, which are recorded in the U.S. dollar. The preliminary constant currency revenue adjustment of $(2.3) million to preliminary unaudited revenue for the quarter ended June 30, 2025 was calculated using the applicable average foreign exchange rates for the quarter ended June 30, 2024.

Non-GAAP Financial Measure Reconciliation

The following table sets forth supplemental financial data and corresponding reconciliation of non-GAAP preliminary constant currency revenue to Merit’s corresponding financial measure prepared in accordance with GAAP for the quarter ended June 30, 2025.

Reconciliation of Preliminary Unaudited Revenue Range to Preliminary Constant Currency Revenue Range (Non-GAAP)

(Unaudited; in thousands except percentages)

		Three months Ended
		June 30,
	% Change (a)	2025	2024
Preliminary Unaudited Revenue Range	12.4 – 13.6%	$380,000 - 384,000	$338,003

Add: Impact of foreign exchange		(2,300)	—

Preliminary Constant Currency Revenue (b)	11.7 – 12.9%	$377,700 - 381,700	$338,003

(a)
Amounts in this table are rounded while percentages are calculated from the underlying amounts.
(b)
A non-GAAP financial measure. For a definition of this non-GAAP financial measure, see the section of this release entitled “Non-GAAP Financial Measure.”
(c)
Amounts in this table are rounded Amounts in this table are rounded while percentages are calculated from the underlying amounts.
(d)
A non-GAAP financial measure. For a definition of this non-GAAP financial measure, see the section of this release entitled “Non-GAAP Financial Measure.”
(e)
while percentages are calculated from the underlying amounts.
(f)
A non-GAAP financial measure. For a definition of this non-GAAP financial measure, see the section of this release entitled “Non-GAAP Financial Measure.”

(a)	Amounts in this table are rounded while percentages are calculated from the underlying amounts.
(b)	A non-GAAP financial measure. For a definition of this non-GAAP financial measure, see the section of this release entitled “Non-GAAP Financial Measure.”

ABOUT MERIT

Founded in 1987, Merit Medical Systems, Inc. is engaged in the development, manufacture, and distribution of proprietary disposable medical devices used in interventional, diagnostic, and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care, and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force and clinical support team totaling more than 800 individuals. Merit employs approximately 7,300 people worldwide.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this release which are not purely historical, including, without limitation, statements regarding Merit’s preliminary unaudited revenue and preliminary constant currency revenue (non-GAAP) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to risks and uncertainties such as those described in Merit’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”), Merit’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (the “Quarterly Report”) and other filings with the U.S. Securities and Exchange Commission (the “SEC”). Such risks and uncertainties include consequences of Merit’s executive succession planning activities and leadership transition; adjustments to Merit’s preliminary financial results resulting from Merit’s completion of its internal financial accounting procedures; inherent risks and uncertainties associated with Merit’s acquisition of Biolife Delaware, L.L.C. (“Biolife”); Merit’s integration of the Biolife business and operations and its ability to achieve revenues and other financial measures consistent with its forecasts projected for the Biolife acquisition; risks and uncertainties regarding trade policies or related actions implemented by the U.S. or other countries, including existing, proposed or prospective tariffs, duties or other measures; inherent risks and uncertainties associated with Merit’s integration of products acquired from Cook Medical Holdings LLC and Merit’s ability to achieve anticipated financial results, product development and other anticipated benefits of such acquisition; effects of Merit’s 3.00% Convertible Senior Notes due 2029 on Merit’s net income and earnings per share performance; disruptions in Merit’s supply chain, manufacturing or sterilization processes; U.S. and global political, economic, competitive, reimbursement and regulatory conditions; reduced availability of, and price increases associated with, components and other raw materials; increases in transportation expenses; risks relating to Merit’s potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology developed internally or acquired through completed, proposed or future transactions; fluctuations in interest or foreign currency exchange rates and inflation; risks and uncertainties associated with Merit’s information technology systems, including the potential for breaches of security and evolving regulations regarding privacy and data protection; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; difficulties relating to development, testing and regulatory approval, clearance and maintenance of Merit’s products; the safety, efficacy and patient and physician adoption of Merit’s products; uncertainties regarding enrollment and outcomes of ongoing and future clinical trials and market studies relating to Merit’s products; modification or limitation of governmental or private insurance reimbursement policies; litigation and other judicial proceedings affecting Merit; the potential of fines, penalties or other adverse consequences if Merit’s employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; consequences associated with a Corporate Integrity Agreement executed between Merit and the U.S. Department of Justice; restrictions on Merit’s liquidity or business operations resulting from its debt agreements; infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; product recalls and product liability claims; potential for significant adverse changes in governing regulations; changes in tax laws and regulations in the United States or other jurisdictions or exposure to additional tax liabilities which may adversely affect Merit’s effective tax rate; termination of relationships with Merit’s suppliers, or failure of such suppliers to perform; development of new products and technology that could render Merit’s existing or future products obsolete; market acceptance of new products; dependence on distributors to commercialize Merit’s products in various jurisdictions outside the U.S.; failure to comply with applicable environmental laws; changes in key personnel; labor shortages and increases in labor costs; price and product competition; extreme weather events; and geopolitical events. For a further discussion of the risks and uncertainties which may affect Merit’s business, operations and financial condition, see Part I, Item 1A, “Risk Factors” in the Annual Report, Item 1A, “Risk Factors” in the Quarterly Report and in Merit’s other filings with the SEC.

All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results. Those estimates and all other forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by applicable law, Merit assumes no obligation to update or disclose revisions to estimates and all other forward-looking statements.

Merit does not, as a matter of course, publicly disclose preliminary unaudited revenue, whether on an annual or quarterly basis, due to the unpredictability of the underlying assumptions and estimates. Merit’s announcement of preliminary unaudited revenue information in this release should not be regarded as an indication that Merit considered, or now considers, preliminary unaudited revenue information to be material or to be a reliable prediction of actual future results, and the preliminary unaudited revenue information set forth in this release should not be relied upon as such. Readers should not expect Merit to make similar disclosures of preliminary unaudited revenue information in the future.

Merit’s consolidated financial statements at and for the quarter ended June 30, 2025 are not yet available. As a result, the financial information described in this release is preliminary, represents management’s estimate as of the date hereof, and is subject to completion of Merit’s financial closing procedures for the quarter ended June 30, 2025. These preliminary unaudited revenue results may materially differ from the actual results that will be reflected in Merit’s unaudited consolidated financial statements when completed and publicly disclosed. Merit’s independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, Merit’s preliminary unaudited revenue results. Accordingly, the preliminary unaudited revenue information described in this release should not be relied on as necessarily predictive of Merit’s actual results.

The preliminary unaudited financial information presented in this release does not present all necessary information for a complete understanding of Merit’s financial condition as of June 30, 2025, or Merit’s results of operations for the quarter ended June 30, 2025. This preliminary unaudited financial information should not be viewed as a substitute for full financial statements for the quarter ended June 30, 2025 prepared in accordance with GAAP.

TRADEMARKS

Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc., its subsidiaries, or its licensors.

CONTACTS

PR/Media Inquiries
Sarah Comstock
Merit Medical
+1-801-432-2864 | sarah.comstock@merit.com

INVESTOR INQUIRIES
Mike Piccinino, CFA, IRC
–ICR Healthcare
+1-443-213-0509 | mike.piccinino@icrhealthcare.com